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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF MATEWAN BANCSHARES, INC.

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
                                                                                PERCENTAGE
     NAME, INCLUDING NAME UNDER                   JURISDICTION OF                HELD BY
        WHICH DOING BUSINESS               INCORPORATION OR ORGANIZATION         MATEWAN
 -----------------------------------       -----------------------------        ----------
 Matewan National Bank               National Bank, Office of the Comptroller      100
                                     of the Currency, Southeast District,
                                     Atlanta, Georgia

 Matewan Bank, FSB                   Thrift, Office of Thrift Supervision,         100
                                     Chicago, Illinois

 Matewan Venture Fund, Inc.          West Virginia                                 100

 Hampden Venture Limited Partnership West Virginia                                  49
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